EXHIBIT 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Annual Report on Form 10-K
for the Year ended October 31, 2007
of Urstadt Biddle Properties Inc

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Urstadt Biddle Properties Inc. a Maryland corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

1.
The Company’s Annual Report on Form 10-K for the year ended October 31, 2007 (the “Form 10-K”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 10, 2008
/s/ Charles J. Urstadt
Charles J. Urstadt
Chairman and Chief Executive Officer

Dated: January 10, 2008
/s/ James R. Moore
James R. Moore
Executive Vice President and Chief Financial Officer

The certification set forth above is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and should not be deemed to be filed under the Exchange Act by the Company or the certifying officers.